UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2009

SALEM COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

9.625% Senior Secured Second Lien Notes due 2016

On December 1, 2009, in connection with the closing of the previously announced private offering (the “Notes Offering”) by Salem Communications Corporation (“Salem”) of $300 million aggregate principal amount of its 9.625% Senior Secured Second Lien Notes due 2016 (the “Notes”), Salem entered into an Indenture, dated as of December 1, 2009 (the “Indenture”), among Salem, the subsidiary guarantors named therein (the “Subsidiary Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”). The Indenture provides for the issuance and sets forth the terms of the Notes.

Salem used the net proceeds from the Notes Offering, together with borrowings under a new $30 million senior secured revolving credit facility and approximately $28 million of cash on hand, to fund the payment of consideration and certain costs relating to the early settlement of Salem’s cash tender offer and consent solicitation with respect to $89.655 million in aggregate principal amount of Salem Communications Holding Corporation’s outstanding 7 3/4% Senior Subordinated Notes due 2010 (the “7 3/4% Notes”), to repay its then existing credit facilities and to pay related fees and expenses. Accrued interest on the tendered 7 3/4% Notes was also paid.

General. The Notes bear interest at a rate of 9.625% per year and will mature on December 15, 2016. Interest accrues on the Notes from December 1, 2009, and will be payable semi-annually on each June 15 and December 15, commencing June 15, 2010.

The Notes and the guarantees (the “Guarantees”) of the Subsidiary Guarantors are Salem’s and the Subsidiary Guarantors’ senior secured obligations. The Notes and the Guarantees will be secured by a second priority lien on the assets owned by Salem and the Subsidiary Guarantors that also secure obligations under our new senior credit facility and obligations under certain hedging and cash management arrangements, subject to certain exceptions (the “Collateral”). The lenders under Salem’s new senior credit facilities (the “Credit Facility”), and such lenders and their affiliates providing hedging and cash management arrangements, will benefit from first priority liens on the Collateral. Certain security interests, including mortgages on Salem’s owned real properties intended to constitute a portion of the Collateral that secures the Notes, are not yet in place. Salem has agreed to use commercially reasonable efforts to complete those actions required to create and perfect such security interests within 180 days following the initial issuance of the Notes.

Salem may redeem some or all of the Notes at any time prior to December 15, 2013 at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, plus a “make-whole” premium. At any time on or after December 15, 2013, Salem may redeem all or a portion of the Notes at the redemption prices set forth in the Notes. Prior to December 15, 2012, Salem also may, with the net proceeds of certain equity offerings, redeem up to 35% of the Notes at a redemption price equal to 109.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption. In addition, prior to December 15, 2013, Salem may redeem up to an aggregate of $30 million of the Notes in any 12-month period, in connection with up to two redemptions in such 12-month period, at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

Covenants. The Indenture contains covenants that, among other things and subject in each case to certain specified exceptions, limit the ability of Salem and of its restricted subsidiaries: (i) to incur additional indebtedness; (ii) to make restricted payments; (iii) to incur restrictions on restricted subsidiaries’ ability to make distributions, loans or transfers of assets to Salem or any restricted subsidiary; (iv) to enter into, create, incur, assume or suffer to exist any liens, (v) to sell assets; (v) to apply the net proceeds from certain events of loss; (vi) to enter into transactions with affiliates; (vii) to create unrestricted subsidiaries and (viii) to merge or consolidate with, or dispose of all or substantially all assets to, a third party or undergo a change of control.

Events of Default. The Indenture provides for the following Events of Default: (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of principal on the Notes at maturity, upon repurchase, acceleration, optional redemption or otherwise; (iii) the failure by Salem or certain restricted subsidiaries to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period) of other indebtedness of Salem or any restricted subsidiary if the amount accelerated (or so unpaid) is at least $15 million; (v) certain events of bankruptcy or insolvency with respect to Salem or any significant subsidiary; (vi) certain judgments for the payment of money in excess of $15 million; and (vii) certain defaults with respect to any Collateral having a fair market value in excess of $15 million. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare all the Notes to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Change of Control. In the event of a change of control (as defined in the Indenture) of Salem, holders of the Notes have the right to require Salem to repurchase their Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the repurchase date.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to purchase the Notes.

Intercreditor Arrangements. On December 1, 2009, in connection with the issuance of the Notes, Salem, the Subsidiary Guarantors, Bank of America, N.A., as first lien agent (the “First Lien Agent”) and control agent, and the Trustee, as trustee for the Notes and second lien collateral agent (the “Notes Collateral Agent”), entered into an Intercreditor Agreement (the “Intercreditor Agreement”) to define the rights of lenders and certain other parties under the Credit Facility and related agreements and the holders with respect to the Notes and Collateral. Under the Intercreditor Agreement, if any other indebtedness is designated as permitted additional second lien indebtedness by Salem and the holders thereof, the holders or representatives of the holders of such permitted additional second lien indebtedness will also become party to the Intercreditor Agreement and the Second Lien Security Agreement, dated as of December 1, 2009, among Salem, the Subsidiary Guarantors, the Trustee and the Collateral Agent (the “Second Lien Security Agreement”). Pursuant to the terms of the Intercreditor Agreement, the First Lien Agent holds a first-priority security interest in the Collateral, and the Notes Collateral Agent holds a second-priority lien in such Collateral for the benefit of holders of the Notes, equally and ratably with any permitted additional second lien indebtedness. So long as the obligations under the Credit Facility have not been discharged, the Notes Collateral Agent is not permitted to exercise remedies against the Collateral. A release of Collateral by the First Lien Agent may result in a release of the Collateral securing the Notes without the consent of the holders of the Notes, and the rights of the Notes Collateral Agent to exercise rights in a bankruptcy proceeding are restricted under the Intercreditor Agreement.

A copy of each of the Indenture, the form of the Notes, the Second Lien Security Agreement and the Intercreditor Agreement is attached as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 10.1, respectively, to this Form 8-K. The foregoing descriptions of the Indenture, the form of the Notes, the Second Lien Security Agreement and the Intercreditor Agreement are qualified in their entirety by reference to such exhibits, which are incorporated by reference herein.

Registration Rights Agreement

In addition, on December 1, 2009, in connection with the issuance of the Notes, Salem and the Subsidiary Guarantors entered into a registration rights agreement with Banc of America Securities LLC, as representative of the initial purchasers of the Notes, pursuant to which Salem and the Subsidiary Guarantors are obligated to effect an exchange for the Notes for registered securities having substantially identical terms to the Notes or, in the alternative, register the Notes for resale under the Securities Act, subject to the terms and conditions therein specified.

The foregoing description is qualified in its entirety by reference to the Registration Rights Agreement filed as Exhibit 4.4 hereto, and which is incorporated by reference herein.

Third Supplemental Indenture

On November 30, 2009, Salem Communications Holding Corporation, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, executed a third supplemental indenture effective December 1, 2009 (the “Third Supplemental Indenture”) amending the Indenture, dated as of December 23, 2002, relating to the 7 3/4% Notes (as supplemented and amended, including as supplemented and amended by a First Supplemental Indenture, dated as of December 23, 2002 and by a Second Supplemental Indenture, dated as of June 12, 2003, the “7 3/4% Notes Indenture”). The execution of the Third Supplemental Indenture was accomplished as a result of the receipt of tenders and related consents from the holders of at least a majority in principal amount of the 7 3/4% Notes in response to Salem’s previously announced tender offer and consent solicitation.

The Third Supplemental Indenture amends the indenture governing the 7 3/4% Notes to delete or make less restrictive substantially all of the restrictive covenants contained in such indenture (other than requirements to make an offer for the 7 3/4% Notes in the event of certain asset sales and changes in control), to delete events of default relating to covenant defaults, cross-defaults and judgments, and to make conforming and related changes to the 7 3/4% Notes Indenture. The Third Supplemental Indenture also amends the 7 3/4% Notes Indenture to reduce the minimum redemption notice period from thirty days to three days.

The foregoing description of the Third Supplemental Indenture is qualified in its entirety by reference to the Third Supplemental Indenture, a copy of which is filed as Exhibit 4.5 to this Report.

Senior Credit Facility

On December 1, 2009, Salem entered into the Credit Facility pursuant to a Credit Agreement (the “Credit Agreement”) by and among Salem, as Borrower, Bank of America, N.A., as Administrative Agent, Swingline Lender, L/C Issuer and a Lender, the other Lenders party thereto, Banc of America Securities LLC, as Joint Lead Arranger and Sole Book Manager, Barclays Capital and ING Capital

LLC, as Joint Lead Arrangers, Barclays Capital, as Syndication Agent, and ING Capital LLC, as Documentation Agent. On the closing date, Salem used the proceeds of the Credit Facility, together with the net proceeds from the Notes Offering and cash on hand, to repay Salem’s then existing credit facilities, the 7 3/4% Notes and related fees and expenses. Going forward, the proceeds of the revolving credit facility will be used to provide ongoing working capital and for other general corporate purposes (including permitted acquisitions) of Salem and its subsidiaries.

The new Credit Facility described in the Credit Agreement is a three-year $30 million revolving credit facility, which includes a $5 million subfacility for standby letters of credit, a subfacility for swingline loans of up to $5 million and an optional $10 million incremental facility under which Salem may increase the commitments available, subject to the terms and conditions of the Credit Agreement. Borrowings under the Credit Facility may be made at LIBOR plus a spread of 3.50% per annum or at the Base Rate plus a spread of 2.50% per annum. If an event of default occurs, the interest rate may increase by 2.00% per annum. Amounts outstanding under the Credit Facility may be paid and then reborrowed at Salem’s discretion without penalty or premium.

Covenants: With respect to financial covenants, the Credit Agreement includes a maximum leverage ratio of 7.0 to 1.0 and a minimum interest coverage ratio of 1.5 to 1. The Credit Agreement also includes other negative covenants that are customary for credit facilities of this type, including covenants that, subject to exceptions described in the Credit Agreement, restrict the ability of Salem and the Subsidiary Guarantors (i) to incur additional indebtedness; (ii) to make investments; (iii) to make distributions, loans or transfers of assets; (iv) to enter into, create, incur, assume or suffer to exist any liens, (v) to sell assets; (vi) to enter into transactions with affiliates; (vii) to merge or consolidate with, or dispose of all or substantially all assets to, a third party; (viii) to prepay indebtedness; and (ix) to pay dividends.

Events of Default. The Credit Agreement provides for the following events of default: (i) default for non-payment of any principal when due or any interest or fees within three days of the due date; (ii) the failure by Salem or any Subsidiary Guaranty to comply with any covenant or agreement contained in the Credit Agreement or any other loan document, in certain cases subject to notice and lapse of time; (iii) any representation or warranty made pursuant to the Credit Agreement or any other loan document is materially incorrect or misleading when made; (iv) certain accelerations (including failure to pay within any grace period) of other indebtedness of Salem or any Subsidiary Guarantor if the amount accelerated (or so unpaid) is at least $10 million; (v) certain events of bankruptcy or insolvency with respect to Salem or any significant subsidiary; (vi) certain judgments for the payment of money and defaults relating to ERISA plans in excess of $10 million; (vii) a change of control shall have occurred; and (viii) certain defaults relating to the loss of FCC Licenses. If an event of default occurs and is continuing, the Administrative Agent and the Lenders may accelerate the amounts outstanding under the Credit Facility and may exercise remedies in respect of the collateral.

A copy of each of the Credit Agreement and the First Lien Security Agreement, dated as of December 1, 2009, among Salem, the Subsidiary Guarantors, and the Administrative Agent (the “First Lien Security Agreement”) is attached as Exhibit 10.2 and 10.3, respectively, to this Form 8-K. Reference is made to each of the Credit Agreement and the First Lien Security Agreement, the text of each of which is incorporated herein by reference, for their complete terms. The foregoing descriptions of the Credit Agreement and the First Lien Security Agreement are qualified in their entirety by reference to such exhibits, which are incorporated by reference herein.

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On December 1, 2009, as further discussed in Item 1.01 above, Salem used the net proceeds from the Notes Offering together with other available funds to fund the payment of consideration and certain costs relating to the early settlement of Salem’s cash tender offer and consent solicitation with respect to $89.655 million in aggregate principal amount of the 7 3/4% Notes. Accrued interest on the tendered 7 3/4% Notes was also paid. Since all outstanding 7 3/4% Notes were tendered, accepted for payment and cancelled, the 7 3/4% Notes Indenture was discharged.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As described above in Item 1.01, on December 1, 2009, Salem consummated the issuance and sale of the Notes and entered into a new Credit Facility. The information included in Item 1.01 of this Report under the headings “9.625% Senior Secured Second Lien Notes due 2016” and “Senior Credit Facility” is incorporated herein by reference into this Item 2.03.

ITEM 3.03  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information included in Item 1.01 of this Report under the heading “Third Supplemental Indenture” is incorporated herein by reference into this Item 3.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description

4.1	Indenture, dated as of December 1, 2009, among Salem Communications Corporation, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent

4.2	Form of 9.625% Senior Secured Second Lien Notes due 2016 (included in Exhibit 4.1 hereto)

4.3	Second Lien Security Agreement, dated as of December 1, 2009, among Salem Communications Corporation, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent

4.4	Registration Rights Agreement, dated as of December 1, 2009, among Salem Communications Corporation, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent and Banc of America Securities LLC, as Representative of the Initial Purchasers

4.5	Third Supplemental Indenture, dated as of November 30, 2009, among Salem Communications Holding Corporation, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee

10.1	Intercreditor Agreement, dated as of December 1, 2009, among Salem, the subsidiary guarantors party thereto, Bank of America, N.A., as first lien agent and control agent, and the Collateral Agent

10.2	Credit Agreement, dated as of December 1, 2009, by and among Salem Communications Corporation, as the borrower, Bank of America, N.A., as Administrative Agent, Swingline Lender, L/C Issuer and a Lender, the other Lenders party thereto, Banc of America Securities LLC, as Joint Lead Arranger and Sole Book Manager, Barclays Capital and ING Capital LLC, as Joint Lead Arrangers, Barclays Capital, as Syndication Agent, and ING Capital LLC, as Documentation Agent

10.3	First Lien Security Agreement, dated as of December 1, 2009, by and among Salem Communications Corporation, the subsidiary guarantors party thereto and Bank of America, N.A., as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: December 2, 2009	By:	/s/ Evan D. Masyr
Evan D. Masyr
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of December 1, 2009, among Salem Communications Corporation, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent

4.2	Form of 9.625% Senior Secured Second Lien Notes due 2016 (included in Exhibit 4.1 hereto)

4.3	Second Lien Security Agreement, dated as of December 1, 2009, among Salem Communications Corporation, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent

4.4	Registration Rights Agreement, dated as of December 1, 2009, among Salem Communications Corporation, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent and Banc of America Securities LLC, as Representative of the Initial Purchasers

4.5	Third Supplemental Indenture, dated as of November 30, 2009, among Salem Communications Holding Corporation, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee

10.1	Intercreditor Agreement, dated as of December 1, 2009, among Salem, the subsidiary guarantors party thereto, Bank of America, N.A., as first lien agent and control agent, and the Collateral Agent

10.2	Credit Agreement, dated as of December 1, 2009, by and among Salem Communications Corporation, as the borrower, Bank of America, N.A., as Administrative Agent, Swingline Lender, L/C Issuer and a Lender, the other Lenders party thereto, Banc of America Securities LLC, as Joint Lead Arranger and Sole Book Manager, Barclays Capital and ING Capital LLC, as Joint Lead Arrangers, Barclays Capital, as Syndication Agent, and ING Capital LLC, as Documentation Agent

10.3	First Lien Security Agreement, dated as of December 1, 2009, by and among Salem Communications Corporation, the subsidiary guarantors party thereto and Bank of America, N.A., as Administrative Agent